Form C

Cover Page

Name of issuer:

Newchip Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/15/2016

Physical address of issuer:

2015 IH 35 South Ste 115
Austin TX 78741

Website of issuer:

http://www.newchip.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

9

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$240,443.00	$10,689.00
Cash & Cash Equivalents:	$240,443.00	$10,689.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$31,386.00	$18,500.00
Long-term Debt:	$1,154,240.00	$189,028.00
Revenues/Sales:	$1,000.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($748,599.00)	($197,884.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Newchip Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matt Bell	President	Bell Interactive	2016
Travis Brodeen	CTO	Newchip	2016
Judd Hollas	CFO	Newchip	2017
Ryan Rafols	CEO	Newchip	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Travis Brodeen	CTO	2016
Judd Hollas	Secretary	2017
Judd Hollas	CFO	2017
Ryan Rafols	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ryan Rafols	8300000.0 Class B Common Stock	80.58

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We are an early stage company and have not yet generated any profits. Newchip was formed in 2016. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. Newchip has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares.

Our financials statements were prepared on a “going concern” basis. Certain matters, as described below and in the accompanying financial statements indicate there may be substantial doubt about the Company's ability to continue as a going concern. However, based on management's assessment of operations and financing, they determined that the substantial doubt is alleviated. We have not generated profits since inception, and we have had a history of losses. We sustained losses of $748,599 in 2017 and $197,884 in 2016. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which the company has not been able to accomplish to date, and/or to obtain additional capital financing.

Any valuation at this stage is difficult to assess. The valuation cap for the offering was established by the company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

We plan to operate in a regulatory environment that is evolving and uncertain. The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern our future operations have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors and the companies that use our services. For instance over the past year, there have been several attempts to modify the current regulatory regime. Some of those suggested reforms could make it easier for anyone to sell securities, or could increase future or create new regulatory burden, including requiring us to register as a broker-dealer before we choose to do so. Any such changes would have a negative impact on our business.

We plan to operate in a highly regulated industry. We may be subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. In addition, some of the restrictions and rules applicable to our subsidiaries could adversely affect and limit some of our business plans in the future.

In the event we are required or decide to register as a broker-dealer, our current business model could be affected. Under our current structure, we believe we are not required to register as a broker-dealer under federal and state laws. Further, none of our officers or our chairman has previous experience in securities markets or regulations or has passed any related examinations or holds any accreditations. We comply with the rules surrounding funding portals and restrict our activities and services so as to not be deemed a broker-dealer or registered funding platform under state and federal regulations. However, if we were deemed by a relevant authority to be acting as a broker-dealer, we could be subject to a variety of penalties, including fines and rescission offers. Further, we may decide for business reasons or we may be required to register as a broker-dealer, which would increase our costs, especially our compliance costs. If we are required but decide not to register as a broker-dealer or act in association with a broker-dealer in our transactions, we may not be able to continue to operate under our current business model.

We may be liable for misstatements made by issuers made on funding portal partners in the future, should we choose to become a broker dealer. Under the Securities Act and the Exchange Act, issuers making offerings through our funding portal network may be liable for including untrue statements of material facts or for omitting information that could make the statements made misleading. There may also be circumstances in which we are liable in the future for making misleading statements in connection with Regulation A, CF or Regulation D offerings. Even though due diligence defenses may be available; there can be no assurance that if we were sued we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business.

Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents. Some of the investment opportunities viewable on Newchip are open to non-U.S. residents. We have not researched all the applicable foreign laws and regulations, and therefore we have not set up our structure to be compliant with all those laws. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. This may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulation may limit our business operations and plans for future expansion.

Newchip's product offerings are relatively new in an industry that is still quickly evolving. The principal securities regulations that we plan to work with, Regulation A and Regulation Crowdfunding, have only been in effect in their current form since 2015 and 2016, respectively. Newchip's ability to continue to penetrate the market remains uncertain as potential issuer companies may choose to use different platforms or providers (including, in the case of Regulation A, using their own online platform), or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large, or our industry may not grow as rapidly, as anticipated. With a smaller market than expected, we may have fewer customers. Success will likely be a factor of investing in the development and implementation of marketing campaigns, subsequent adoption by issuer companies as well as investors, and favorable changes in the regulatory environment.

We are reliant on one main type of service and our partners. All of current services are variants on one type of service to our partners. Our revenues are therefore dependent upon the market for online capital formation.

We depend on key personnel and face challenges recruiting needed personnel. Our future success depends on the efforts of a small number of key personnel, including our founder and Chief Executive Officer, Ryan Rafols, and our compliance, engineering and marketing teams. Our software engineer team and in particular Travis Brodeen, as well as our compliance and business development teams led by Judd Hollas, are critical to continually innovate and improve our products while operating in a highly regulated industry. In addition, due to our limited financial resources and the specialized expertise required, we may not be able to recruit the individuals needed for our business needs or to meet the compliance burden that may be placed on on us in the future. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

Newchip, its providers, and partners are vulnerable to hackers and cyber attacks. As an internet-based business, we may be vulnerable to hackers who may access the data of our investors, the issuer companies that utilize our platform, and partners. Further, any significant disruption in service on the Newchip platform or in its computer systems could reduce the attractiveness of the Newchip platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technologies. Any disruptions of services or cyber attacks either on our technology providers or on Newchip could harm our reputation and materially negatively impact our financial condition and business.

We are dependent on general economic conditions. Our business model is dependent on investors investing in the companies viewable in our platform network. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the company, if any, of current economic conditions on its financial condition, operating results and cash flow.

We face significant market competition. We help facilitate online capital formation. Though this is a new market, we compete against a variety of entrants in the market as well likely new entrants into the market. Some of these follow a regulatory or business model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and the company has to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting crowdfunding raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

Our revenues and profits are subject to fluctuations. It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors' dollars, the success of world securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. The company's operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

If the company cannot raise sufficient funds it will not succeed. Newchip is offering SAFEs in the amount of up to $1.07 million in this offering, and may close on any investments that are made. Even if the maximum amount is raised, the company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the company itself or to the broader economy, it may not survive. If the company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in "Use of Proceeds."

Voting Control is concentrated in the hands of a small number of shareholders. Even if the shares were not subject to the proxy, you would not be able to influence our policies or any other corporate matter, including the election of directors, changes to our company's governance documents, expanding the employee option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval. Some of the larger stockholders include, or have the right to designate, executive officers and directors of our Board. These few people and entities make all major decisions regarding the company. As a minority shareholder and a signatory to any potential proxy agreements for voting, you will not have a say in these decisions.

We are offering a discount to certain classes of investors. These investments may immediately dilute the value of your stock. Therefore, the value of shares of investors who pay the full price in this offering will be diluted by investments made by investors entitled to a discount, who will pay less for the same stake in the company based on an earlier investment.

Future fundraising may affect the rights of investors. In order to expand, the company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company.

Holders of our Preferred Stock are entitled to potentially significant liquidation preferences over holders of our Common Stock if we are liquidated, including upon a sale of our company. Holders of our outstanding Preferred Stock have liquidation preferences over holders of Common Stock. This liquidation preference is paid if the amount a holder of Preferred Stock would receive under the liquidation preference in greater than the amount such holder would have received if such holder's shares of Preferred Stock had been converted to Common Stock immediately prior to the liquidation event. If a liquidation event, including a sale of our company, were to occur that resulted in a distribution of less than expected to our stockholders, the holders of our Preferred Stock could be entitled to all proceeds of cash distributions.

There is no current market for our stock. There is no formal marketplace for the resale of our stock. The shares may be traded over-the-counter to the extent any demand exists. These securities are illiquid and there will not be an official current price for them, as there would be if we were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Further, some investors are required to assign their voting rights as a condition to investing. This assignment of voting rights may further limit an investor's ability to liquidate their investment. Since we have not established a trading forum for our stock, there will be no easy way to know what the Common Stock is "worth" at any time. Even if we seek a listing on the "OTCQX" or the "OTCQB" markets, there may not be frequent trading and therefore no market price for our stock.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with potentially no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 50% -- Marketing and advertising

45% -- technology development and revenue generating activities

5% -- Wefunder intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 25% -- Marketing and advertising

20% -- technology development and revenue generating activities

50% -- Hire development and marketing staff

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (90%) , or
- (ii) if the valuation for the company is more than **$15 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, investors will receive a valuation cap of $15,000,000 and a discount rate of 75%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common Stock	10,000,000	3,000,000	Yes
Preferred Stock	10,000,000	0	No
Class B Common Stock	10,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	$250k warrant at $7M val cap set to expire in August 2018
Options:	

Describe any other rights:

Class A Common have 1 vote, Class B Common have 10 votes (Founder Stock), Preferred Stock has no voting rights. Preferred stock has liquidation preferences over common stock.

Holders of the warrant will be eligible to invest in the SAFE.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2017	Regulation D, Rule 506(b)	SAFE	$631,000	General operations
5/2018	Regulation D, Rule 506(b)	SAFE	$1,369,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Matt Bell
Amount Invested	$17,500.00
Transaction type	Other
Issue date	12/25/17
Relationship	Director

Matt Bell is on our Board, and we hired his agency for contract work for marketing.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our goal is to be the NASDAQ for the alternative investment market, helping people find and invest in companies they believe in. The passing of the JOBS Act in 2012 granted everyday people the ability to invest, but also created a fragmented market that can make it difficult to discover, connect, and manage a proper portfolio. Our ambition is to simplify the investment process utilizing machine learning, help investors track their investments and create a healthier financial ecosystem.

We believe that in order for this new investment sector to thrive, there needs to be an integrated and transparent marketplace to give people complete control over their investments. By building a new tool for investments in startups, real estate, and securitized tokens, we can be that market hub. Soon, we want to be the one-stop-shop for people to come and compare offers for investing on Main Street, Wall Street, or even internationally.

Milestones

Newchip Inc. was incorporated in the State of Delaware in June 2016.

Since then, we have:

- Raised $2M from JV, Yeoman, Sputnik, Youbi, Polymath, and executives from Goldman Sachs + Credit Suisse.

- Founders in the industry since 2005, have raised $15M between them, and generated 3 company acquisitions from it.

- Ranked in Top 50 Global Startups from 67 countries by G-Startup Worldwide (judges included Tim Draper, Sequoia Capital, Softech and more).

- Ranked #1 for startup investing on App Store, Top 10 for fundraising and investing, and ranked in the App Store Top 100 in Finance.

- Over 20+ platform partners and 50,000+ users on Newchip

- Want to see first-hand what Newchip is all about? Join as a free member at: www.newchip.com

Historical Results of Operations

Our company was organized in June 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $1,000 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2017.

- *Assets*. As of December 31, 2017, the Company had total assets of $240,443, including $240,443 in cash. As of December 31, 2016, the Company had $10,689 in total assets, including $10,689 in cash.

- *Net Loss*. The Company has had net losses of $748,599 and net losses of $197,884 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities*. The Company's liabilities totaled $1,185,626 for the fiscal year ended December 31, 2017 and $207,528 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $2million in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don’t have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in the fall of 2018. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Newchip Inc. cash in hand is $460,000, as of June 2018. Over the last three months, revenues have averaged $8,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $110,000/month, for an average burn rate of $102,000 per month.

There have been no material changes or trends in our finances or operations since the date our financials cover, other than an increase in revenues and expenses.

As the company just launched revenue streams, we're covering about 15% of our operating costs with revenue. While we cannot guarantee it, we also have additional contracts in the works that we expect to increase over the next few months to allow us to launch additional revenue streams. Our intent is to be profitable in 15 months, based on growth we're seeing now and partnerships we already have and expect to secure.

We are planning to increase expenses as we scale marketing and bring development in house. We are planning to raise more capital (around $5 million) after this offering in a Series A in late 2018. If this campaign is not successful we will still proceed with that plan, but with slower growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.newchip.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

New Chip SAFE
Early Bird New Chip SAFE v3

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Judd Hollas
Matt Bell
Ryan Rafols
Travis Brodeen

Appendix E: Supporting Documents



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INVEST IN NEWCHIP

Helping everyday investors find and compare investments online

$0
raised of $50K goal

$500 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$15M valuation cap | **10**% discount

A SAFE gives you the right to future shares in Newchip. If you invest, you're betting the company will be worth more than $15M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: 75% Discount Rate

Investors who fund up to the first $250K of this fundraise will invest in a SAFE with a valuation cap of $15M and a discount rate of 75%.

INVESTOR PERKS

$500+ [BRONZE] Access new features before they go live + Private investor only Facebook group + Your name and profile on our Newchip investor page + "Founding Investor" Badge on Newchip

$1,000+ [SILVER] Limited edition investor t-shirt + Thank you letter from our team! + everything from previous perks

$5,000+ [GOLD] Quarterly investor creative/brainstorming conference calls + Personalized and framed letter from our team + Limited edition investor hat and swag + everything from previous perks

$10,000+ [PLATINUM] Meet and greet with the team + Access to VIP party at closing of round + everything from previous perks

Our goal is to be the NASDAQ for the alternative investment market. We help people find and invest in companies they believe in. The passing of the JOBS Act in 2012 granted everyday people the ability to invest in startups, pre-IPO companies, real estate, and securitized tokens. But it also created a fragmented market, making it it difficult to discover, connect, and manage a portfolio. We simplify the investment process using machine learning and help investors track their investments online.



Ryan Rafols
FOUNDER & CEO, NEWCHIP

OUR AMBITION

We believe that in order for this new market to thrive, there needs to be an integrated and transparent marketplace to give people complete control over their investments. We're building a new central hub for investing in startups, real estate, and securitized tokens.

We want to become the one-stop-shop for investing online!

KEY FACTS

- Raised $2M from JV, Yeoman, Sputnik, Youbi, Polymath, and executives from Goldman Sachs + Credit Suisse.
- Founders in the industry since the beginning, raised $15M between them, and generated 3 acquisitions/exits between them.
- Ranked in Top 50 Global Startups from 67 countries by G-Startup Worldwide (judges included Tim Draper, Sequoia Capital, Softech and more).
- Ranked #1 for startup investing on App Store, Top 10 for fundraising and investing, and ranked in the App Store Top 100 in Finance.
- Over 20+ platform partners and 50,000+ users on Newchip
- Want to see first-hand what Newchip is all about? Join as a free member at: www.newchip.com

newchip.com

TECH · SOFTWARE · STOCK MARKET · ENTERTAINMENT · ARTIFICIAL INTELLIGENCE · APP · EDUCATION · B2B · B2C · COMMUNITY · BANKING · ADVERTISING · ANALYTICS · BANKING · MARKETPLACE · SOCIAL IMPACT · EQUITY CROWDFUNDING · BITCOIN · FIN TECH · MACHINE LEARNING · BLOCKCHAINS · CROWDFUNDING · CRYPTOCURRENCY · ECOMMERCE · FINANCE · NEWCHIP · FUND · MARKETING · LIFESTYLE · MOBILE · NASDAQ · SAAS · SERVICES

Why I Like Newchip

Until recently, only wealthy individuals and VC's like us could invest in the hottest start-ups. Newchip helps democratize investing in high-growth start ups, fueling not just the entrepreneurial environment, but also puts an octane boost into the investment plans of the average investor. There are hundreds of crowd investing platforms and that's why aggregating them into a single market is such a revolutionary idea. Newchip is bringing massive value to the industry and we love the team. That's why we're invested in them!



Joe Merrill
PARTNER, SPUTNIK ATX

THE BUZZ ABOUT NEWCHIP

Newchip's focus on go-to-market strategy and being in the forefront of the security token ecosystem are important and attractive to us. We believe Newchip will be able to bring liquidity and transparency to this new wave of equity investments compared to traditional investing. Newchip is well positioned to be the leader in the space!


Henry Liu
Chief Investment Officer, Yeoman Capital

Instead of doing hours of research on a new investment, what if you could swipe right instead? Newchip wants to bring the ease of using Tinder (the online dating app) to investors interested in new crowdfunded businesses. The interface is simple, but there is a lot of information at every turn. With Newchip, you can be an informed investor while having fun, "Shark Tank" style.


Phillip Taylor
Founder of PT Money, Finance Blog

I've invested on multiple platforms and in multiple deals, so I'm pretty sure that I'm soon going to forget and soon will not be able to keep track of my investments anymore. So, I'm testing out Newchip's app which, among other functions, allows one to track and manage their portfolio across multiple platforms. It's lessening the pain around keeping track of multiple investments, usernames, and passwords.


Amy Wan, Esq.
Partner at Trowbridge Sidoti LLP

Newchip brings access and transparency to the world of startup investing for the everyday investor. By leveraging state of the art technology to aggregate and sort out the best deals based on preferences and interest, Newchip removes the traditional hurdles of startup investing and provides an unmatched user experience where the next 'big deal' is just a swipe away. As an early adopter into this fast growing market, we are confident that Newchip will not only revolutionize how businesses raise capital in the future, but also be a key player in developing new emerging funding channels such as security tokens

Johan Uddman
JadeValue Fund

I have invested in a number of new ventures over the past decade and Newchip stands out from the crowd. Not only has Ryan built a startup around an innovative concept, but he has also addressed a key need of fellow entrepreneurs, and provided them with a new tool to raise capital. At the same time, Newchip opens the doors to startup investing for the consumer which could help democratize the investment industry.



Miha Vindis
Founder & CEO, Vindis International

Newchip, a new Austin startup is trying to capitalize on that possibility by acting as a catalyst of millennial investment. Whereas previously investments were only allowed for investors who made $200,000+ or have $1 million in their coffers, now anyone with some disposable income can have skin in the game. Keeping these barriers to entry in mind, Newchip has come up with a new modus operandi: simplify the investment process— give clear choices of how much, where, and when to invest; and give them a reason to invest—show commitment to social causes and environmental causes.



Barnil Bhattacharjee
Staff Writer at The American Genius

An innovative new way to build your future, Newchip puts investing into the palm of your hand. Opening the doors for everyone to get in on the ground floor of an exciting new business through crowdfunding. This market has huge potential, I look forward to following your continued success.



Richard Osborn
Owner, Austin Rugby Team

As an angel investor and an entrepreneur I believe that the power of crowdfunding will significantly change and democratize the current angel investing platforms. NewChip has created a niche for aggregating deal flow and presenting it to individuals for potential investment who may have never had access to these deals with the previous methods of angel investment. Deals are presented in a fast and efficient manner utilizing a very user friendly interface. I am excited to see where this company goes next.



J. Michael Bennett MD
Executive Director, AngelMD

I was one of the first investors in Newchip. What resonated with me was the experience and caliber of the founding team. Ryan is not only extremely dedicated to the success of Newchip, he brought on a co-founder, Travis Brodeen, who successfully scaled similar software and tech companies, including one of the largest and fastest to scale here in Austin. During the past year, Ryan has expanded his team to high caliber individuals whom have experience scaling similar ventures and I am confident that the team will execute the goals and milestones they have planned for the future.



Laurie Cercone
Angel Investor

My 'super power' is to determine the ability of the person behind the company - their determination, guts, brains, and overall constitution - that will ultimately create something of value and substance. In the case of NewChip, I have been most impressed with Ryan. It is clear that he will take a very good idea and mold this into a success - and with FinTech, it is clear that my intuition and 'gut feel' for the leadership is paying off! Not only me, but many others who I would consider giants in the industry are backing a winner in Ryan and the team he has assembled.



Mike Mercado
Angel Investor

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June 17, 2018 @ youtube.com

Arkansas Business

EquityNet founder Judd Hollas brings investors and entrepreneurs together through a crowdfunding platform in much the same way a dating website brings men and women together. "Crowdfunding brings together large populations that have a desire to interact,"

May 31, 2018 @ arkansasbusiness.com

Merrill's Online School, Plus Tinder for Investing

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May 22, 2018 @ barrons.com

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May 22, 2018 @ tradestreaming.com

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Newchip Makes the Apple Top 100 Apps List

Austin, Texas, May 01, 2018 (GLOBE NEWSWIRE) -- Newchip, a marketplace that is reinventing the way everyday Americans invest, is climbing the charts this month. It made Apple's Top 100 Finance apps list, is currently ranked #1 for startup investing, and

May 1, 2018 @ benzinga.com

Newchip Opens up to Security Tokens & Blockchain Investments

Austin, Texas, Apr 18, 2018 (GLOBE NEWSWIRE via COMTEX) -- Newchip is announcing that security token-based offerings and blockchain powered companies are now available on its marketplace platform. Ranked as the #1 startup app in the app store, Newchip

April 18, 2018 @ marketwatch.com

Newchip Opens up to Security Tokens & Blockchain Investments

Austin, Texas, April 18, 2018 (GLOBE NEWSWIRE) -- Newchip is announcing that security token-based offerings and blockchain powered companies are now available on its marketplace platform. Ranked as the #1 startup app in the app store, Newchip recently

April 18, 2018 @ globenewswire.com

Newchip Launches New Marketplace Platform for Business Funding

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March 1, 2018 @ finance.yahoo.com

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September 13, 2017 @ marketwatch.com

Newchip Named Top 50 Global Startup in Worldwide Competition

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September 13, 2017 @ cnbc.com

Investment Marketplace Expert Named Newchip COO

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August 22, 2017 @ globenewswire.com

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May 9, 2017 @ cio.com

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April 24, 2017 @ equities.com

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March 3, 2017 @ ibsintelligence.com

3 Day Startup - Newchip: Alumni Company Spotlight

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February 6, 2017 @ 3daystartup.org

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December 1, 2016 @ ten.capital

INVEST IN THE FUTURE OF FINANCE

Newchip is a new type of financial technology (FinTech) company built from the ground up to be owned by the people it brings the most value to, it's own users. You can get in on the ground floor of a pre-IPO FinTech company that is going to revolutionize how people find and make investments online.

In 2016, the JOBS Act made it legal for everyday Americans to invest alongside accredited investors. Two years later, the market is growing rapidly. Close to $100M has been invested through Regulation Crowdfunding and the number of successful offerings increased 202% in 2017.

The problem is that the current market is fragmented across 50+ platforms around the nation.

Company Statement.png

This fragmentation makes it difficult for investors to find and compare deals. Additionally, customer acquisition cost is a challenge for Regulation Crowdfunding platforms. At Newchip, we shrink that fragmentation one investment at a time to help investors find and invest in companies they believe in, while also helping platforms connect to investors.

Newchip Pulls Together a Fragmented Market

Our vision is to bring together the entire market through data and transparency to build a virtual market hub. We want to help investors make informed and educated decisions with their hard earned money.

As an aggregator marketplace, we make it easy to search, explore and compare investment deals from a wide variety of investment platforms through our simple and easy to use interface.

Our long-term goal is to build an exchange that would become the underlying infrastructure for investors to trade upon between our partner network, much like NASDAQ or NYSE are for the traditional markets.

We truly believe and our vision is to make Main Street the new Wall Street and make venture and startup investing affordable and available to everyone.


newchip
Tap. Ready. Roll

Checkout this review on NC by J. Clarington!

Our Revenue Comes From Partnerships

How Does Newchip Make Money?

We generate revenue through partnerships with 20+ partners via monthly listings fees and converted new user registrations. In the future, we expect new revenue streams to come from fees associated with a potential future exchange platform as well as dozens of new partnerships and affiliates. We're covering 15% of our operating cost with revenue and expect to be profitable in 15 months.

What Sort of Return Can I Expect?

As with any investment, it's impossible to say what will happen in the future. But we can tell you what we hope to achieve. Online investing is a massive multi-trillion dollar global industry. We believe Newchip is the sort of idea that can transform it. When you invest in Newchip you are buying future stock in the company (see SAFE notes). It's like investing in Disney back when it was just Walt and Roy. You can use this calculator to get an ROI estimate.

As a pre-IPO startup, an investment in Newchip carries risk, on the other hand startups that succeed can change the world and provide staggering returns for investors. Our current valuation cap (the price you are investing at) is at $15 million. If we're successful, we believe Newchip could someday be a significant player in the finance industry.

We believe in Newchip and so do our investors. All of our investors are in the same boat -- we don't succeed unless you succeed. We're swinging for the fences, and while no one can guarantee success, we're doing everything in our power to make this the best investment you've ever made.

Our Progress & Goals

We've been hard at work on Newchip for nearly 2 years. We've raised significant capital from venture capitalist around the world and now we want to offer an opportunity to our own users to invest in us!

If we raise our fundraising target, we'll use the funds for continued tech development, marketing, advertising, and revenue generating activities to expand Newchip and build out our marketplace.

August 2016
Our Founders Come Together
Three months after the JOBS Act allows for Regulation Crowdfunding, our founders come together to create Newchip.

December 2016
Product Announcement
We announce our product at an industry summit and begin partnering with platforms.

March 2017
Beta Launched at SXSW
One month later, our beta product reaches our first 1,000 users.

May 2017
Closing Presenter Pitch at Finovate
This generates interest from institutions, VC's, and countries from around the globe.

September 2017
Ranked Top 50 Startups Global 2017 by G-Startup Worldwide
Judges included Tim Draper, Sequoia Capital, Softech, and more.

October 2017
Raised $1M from VC's + Angels
Investors include JV Fund, angels, and executives from Credit Suisse and Goldman Sachs.

February 2018
Newchip Web Platform Launched
Platform quickly scales to over 15,000 users.

June 2018
Close $1M in investments from VC's
Investors include Yeoman, Sputnik, Youbi, and Polymath.

August 2018
Start Series A Raise
We'll be starting the process of our secondary market.

March 2019
Reach 500k Users and Profitability
We also plan to launch our exchange at SXSW.

May 2019
Start Series B Raise for Global Expansion
First expansion to China and Asia, and then to Europe!

Letter From Our CEO



Our CEO speaking at the North American Regulators Conference

Dear Investors,

Newchip simplifies investing online. We have a rapidly growing user base and revenue, and most importantly, we’re helping new investors and entrepreneurs every day. The reason we are raising with Wefunder is to give our own users and people who see our vision the opportunity to join our community - to be a part of the team here at Newchip. We want you to become a part of this, a part of our journey, because at Newchip, we are changing the future of investing.

*Our team has the background to make this dream a reality and with your help, we bel we can become bigger than Robinhood, bigger than E*Trade, and bigger than the NASDAQ. Traditional finance and the wealth of the world is held and controlled by a select few. Our vision is a world where everyone has a stake in their futures, our dollar is our vote, and the best companies, entrepreneurs, and those that truly give back to their investors win.*

I'll be available 24/7 to answer all your questions below in the comment section! Together lets can change the world $100 at a time!

Sincerely,



Newchip Around the World

We've been hard at work to make this a reality since the launch of the industry and look forward to you joining our team too! Don't forget to follow us on Instagram and Facebook!


Christening our new office


Our team and investor Christmas party


Giving back to Toys for Tots


Platform partner dinner


Pitching to VC's in China


Our first conference flight as a team


WORK HARD.
STAY HUMBLE
Our company motto


Beta launch at SXSW Festival


KFC stop on the way back from China


Team flight photo


Christmas
Our first Christmas as a team!


Beta launch at SXSW


Office grand opening team photo


Exploring between VC meetings in China


Our first international pitch competition



Trying out a equity crowdfunded restaurant with our investors



Newchip and our investor team!

The Alternative Investment Market is Young and Booming

200M+
Americans who can now legally invest in startups.

$57B
Estimated global alternative investment market by 2022.

20M+
Americans who have already participated in crowdfunding.

$1,500
Average investment amount from our users.


Newchip Investor Users
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18


Newchip Investment Deals
1,100
1,000
900
800
700
600
500
400
300
200
100
0
Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18

Pitch Deck


G-STARTUP WORLDWIDE
Top 50 Global Startups 2017
App Store
#1 for Startup Investing in App Store
JadeValue
Powered by CashBUS
TVL TEXAS VENTURE LABS
newchip
Investing starts here
As Featured In:
CIO
Nasdaq
BARRON'S
MarketWatch
Finextra
Bankless Times
Mergermarket
CNBC
YAHOO!
equities
Inc.

Investor Partners

JadeValue | 投资&孵化
Powered by CashBUS

Yeoman's Capital
No free lambos.

SPUTNIK ATX

YouBi CAPITAL 优 币 资 本

POLYMATH

Meet the Founders

We believe equity crowdfunding is the future of fundraising and investing online. And with over 50+ years combined experience and an exit in this industry, we're going to make it simple, easy, and accessible to everyone!



Ryan Rafols

Founder & CEO

Engineer, Founder of 3 startups starting at age 17, 7+ years in public & private sector fundraising



Travis Brodeen

Co-founder & CTO

20+ years experience consulting for Fortune 500 companies & rapid growth, technology-driven startups



Judd Hollas

Co-founder & CFO

Founded EquityNet.com, Obtained 5 patents for crowdfunding platform, business analytics & monitoring

AND THE REST OF THE TEAM



Matt Bell

Marketing Advisor

Founder/GM: Bell Interactive-digital consultancy firm, Former Head of Digital Marketing-Treehouse



Shane Chambers

Product Manager

14+ years as Senior Leader in Software Engineering, led technical projects & product development



Sujana Amatya

Project Manager

Former Project Manager and Geologist at Talon LPE, Environmental Services Firm



Marcos J. Larios

Director of Finance

Former Equit. & Deriv. Trading Specialist, and Accred. Asset Management Specialist at Charles Schwab



David Blankman

Director of Business Development

Serial Entrepreneur, Portfolio Manager & Senior Investment Industry Professional, Founded 5 startups



Genesis Valbuena

Operations Manager

Former Senior Internat'l Recruiting Associate- GLG, Expertise in International Relations & Finance

Interview

Wefunder interviewed Ryan Rafols on May 24, 2018.

– COLLAPSE ALL

WF: Who are you and what is your company all about?

RAFOLS: My name is Ryan Rafols and I'm the founder and CEO of Newchip. I'm an army veteran, electrical engineer, and founder of three startups, one of which was acquired. I've spent the last ten years building and leading internationally diverse teams in the public and private sectors and have an extensive background in fundraising, corporate boards, and lobbying.

Newchip is building a new NASDAQ for investments in startups, pre-IPO companies, real estate, security tokens, and blockchain technologies. We're an aggregator marketplace where you can find and compare investment deals from platforms around the nation. Our goal is to help educate and connect investors to investments based on their interest and preferences.

Our vision is to eventually build an exchange platform and we see ourselves as a software and service provider within the entire industry. We envision Newchip as the underlying network between platforms for investors to invest and trade on.

Newchip is an opportunity to bring together the entire market from a data and transparency perspective so that investors can make informed and educated investment decisions.

It will be the destination for investors across the ecosystem to connect with all of the flow and find investments that are most appealing to them as quickly and efficiently as possible.

WF: Can I make money from this?

RAFOLS: That’s the whole point! This is completely different than the traditional crowdfunding you get on Kickstarter and others, where you donate in exchange for a reward, perk or pre-sale of the product. When you invest in Newchip, you are buying stock in the company. Our job is to make the value of that stock go up!

When you invest in Newchip you are buying future stock in the company (see SAFE notes). You can use this calculator to get an ROI estimate. As with any investment, it's impossible to say what will happen in the future. But we can tell you what we hope to achieve

Online investing is a massive multi-trillion dollar global industry and we believe Newchip is the sort of idea that can transform it. Investing in early stage startups is like investing in Disney back when it was just Walt and Roy, Apple in it's garage, or Amazon when it just sold books.

However, it also holds a lot of risk with it too, you can't just "get" your money out whenever you want, sell your shares like you can on the stock market, and startups may never exit, and can completely fail!

WF: Will Newchip pay dividends?

RAFOLS: Not in the foreseeable future. As an early stage company, all revenue from projects will go back into the business, allowing us to invest in more projects and to continue growing the value of the company overall!

WF: Do you offer investor perks?

RAFOLS: Absolutely yes! Being a Legion M investor means you get...

$500+
[BRONZE] Access new features before they go live + Private investor only Facebook group + Your name and profile on our Newchip investor page + "Founding Investor" Badge on Newchip

$1,000+
[SILVER] Limited edition investor t-shirt + Thank you letter from our team! + everything from previous perks

$5,000+
[GOLD] Quarterly investor creative/brainstorming conference calls + Personalized and framed letter from our team + Limited edition investor hat and swag + everything from previous perks

$10,000+
[PLATINUM] Meet and greet with the team + Access to VIP party at closing of round + everything from previous perks.

WF: What's new about what you're making? How is it different?

RAFOLS: There are a lot of platforms out there -- if you've invested on more than one, you know how hard it is to keep up with all of your investments.

We make it simple for you to find investments you believe in across our platform network. After you've invested, our goal is to make tracking and managing your investments simple.

What differentiates us is our vision is to eventually build a new NASDAQ like exchange for private equity, fully integrate in with our partner network, and as the industry grows and regulation changes- help create liquidity for investors around the globe.

WF: How big is the market?

RAFOLS: *Market Size:*
The global alternative investment and finance market is expected to exceed US$57 billion by 2022.
- Source: Statista Digital Market Outlook 2018

Potential Customers:
There were an estimated 12 million accredited investors in the U.S. in 2016, and now the number of Americans who can invest in early stage startups and businesses via Reg A+ and Reg CF is over 200 million.

Potential Early Adopters:
Over 20 million Americans have already participated in some form of crowdfunding, raising over $5 billion.
- Source: Indiegogo & Kickstarter Statistics

WF: What about this idea appealed to you?

RAFOLS: I've always been an entrepreneur. In fact, I've been a crowdfunder for over 10 years and I've always wanted to own a piece of the companies I backed.

After about five or six years in, I realized that I really wasn't investing. I felt like I was an investor, but companies weren't delivering, there was no ROI, and no accountability. For example, I backed Occulus Rift and then it sold for $2B and I didn't get a cent.

So when a friend shared a business article on crowd-investing a few years back, I knew I want to be a part of this industry. I knew I wanted to build a new market. I was taking a break from politics to build schools and volunteer teach in China at the time, but I found myself jumping on a plane and moving back to Austin a few days later.

I had this realization that this is what I want to do with my life. I came home, sold my sports car, my house, sold everything, and put my all into this company. I even lived in the office for the first couple of months. I AirBnB-ed my apartment just to pay the rent and we did whatever it took to get off the ground.

When I met Travis, he'd been doing crowdfunding for as long as me, if not longer. We realized what we needed to do was create an aggregator model. If we put as many deals in one place as possible and made it easy to show and compare investments, people would invest more and do so intelligently. We compared it to Trivago, Priceline, and Hotels.com and it made sense.

Our goal was to save on the margins platforms spend on diligence, on-boarding, and all the man hours and work that goes into getting deals listed. As engineers we wanted to automate and streamline everything.

We believed that if we automated enough, that we could build our platform just around marketing the deals online and connecting investors to platform partners.

That's how Newchip was born.

We didn't even dream about the exchange at first, it was something our users said they wanted and we're listening.

It's a tough thing building a new market. I talked to different platforms, and a lot of CEOs were nervous. I thought to myself no matter how many users we have in the future, it's gonna be hard to build an exchange because we need access to other users. You need a mass traction volume of users and interoperability between different platforms.

But the NASDAQ didn't start off as a monopoly and thats where we learned. There was a lot of regional exchanges, kind of like where we are with crowdfunding right now with different platforms.

So we believe that if we can create an underlying technical exchange infrastructure, we can enable everyone to work together to build this market, and we'll all be successful.

WF: Why did you do an aggregator instead of your own platform?

RAFOLS: There are a few reasons. In the beginning, we didn't believe we had the experience. At that point, we didn't have Judd onboard. He joined the team after a few months.

Travis had worked in the financial technology side, and I had been in the regulatory side, but we didn't feel like we had the investor background or the due diligence experience. We were really good engineers though, so we figured we could let platforms find the companies, and we could market the deals. Basically our partners do the on-boarding and then plug everything into one system on our end to connect to investors.

We were also late to the game and we didn't want to compete with 50+ platforms. We saw there was a bigger problem that the entire industry was facing, and that was the cost of investor acquisition. We wanted to find a way to connect investors and help out our partners. We believe this industry will grow no matter what, but we wanted to focus on this one piece to help this industry grow faster.

We saw ourselves as nitroglycerin or dynamite to the market. We thought if we can do this and own it, we can provide a lot of value to platforms around the nation.

It's crazy but there are new ones that launching every month, and there's going to be even more platforms launching over the next 12 months.

WF: What's your biggest risk? What keeps you up at night?

RAFOLS: Our biggest risks are regulatory changes and platform and company failures in our market. That's the kind of stuff we can't predict or help, but we are optimistic because the regulators and Congress have all been extremely positive about this market.

If there is a 2008 recession, we we would likely be affected too because when people aren't spending or investing, that hurts the entire financial sector.

The positive thing is that these are all long term investments, which means they are not as affected by temporary market fluctuations or changes.

We believe in this market, and we hope you will too. There are risks though, and if you aren't comfortable with the risk, you shouldn't invest.

WF: How do you find the so-called best deals?

RAFOLS: We don't say anything is the best. We say it’s the best for you based on your interests and preferences. Everything we do is driven by user interest and preferences.

Some investors only invest in debt offerings. Some only invest in restaurants, bars, or apps. We try to hone in on cues for those investors and try to provide only that. Even though you come to Newchip and you can see everything at once, we want to connect users and investors to only the things they're interested in without actually having an RIA and recommending them or controlling what they invest in.

Some platforms spit out the same deal every day or every week to their users. There's no personalization to it. A lot of our users don't like that. We live in a world where people expect things to be personalized. That's one of the reasons our conversion rate and our acquisition rate are so good.

We try our best, and we're going to continue to add new things. Our search engine uses machine learning. We will need more data points to get better, but over time we want to make it so so that when a user registers with us, they answer a few questions, and we'll be able to connect them to investment opportunities tailored to them.

WF: What does the future look like if Newchip is a success?

RAFOLS: Indiegogo and Kickstarter are two out of 2,000+ crowdfunding platforms. There's going to be a lot of niche platforms in equity crowdfunding or what we call crowd investing as well--there will be ones connected with VCs and with angel investors, and I think they're all going to be very specific to a general niche or geographic location.

It’s still always going to be a little hard to scale over time as an industry so long as there is regulatory requirements on companies. It depends on the regulatory environment and everything around it, but I know that's one of the hardest things to scale.

On the investor side, it's a balancing act between investors and number of deals. I see us as this middle frame for the market to be an integrated infrastructure for all the different platforms we want to offer in different technologies over time. We have a platform dashboard to offer platforms so they can track their own data versus competitors. I believe in a transparent kind of open market where everyone's working to build a better market ecosystem. We're all trying to help the end investor and the entrepreneur connect.

Five years from now, I see us as a major partner for all the different platforms and across other industries too. I don't ever see us being 100 percent of all user market volume, but I see us being 20 or 25 percent of the volume going to different deals and partners.

I see us becoming like creditcards.com, where people come and compare offers and investments instead. We're really an affordable channel compared to Facebook and Google AdWords. There's a lot of value in the data side and public equity markets, and some of the big investors. We've already lined up investors on the larger side from bigger banks and institutions that are interested in our next few rounds. They all see the value in some kind of aggregator marketplace and not having to be so focused on the core broker-dealer side.

The core of it is connecting capital, changing the system, and creating something new to become the one place that an investor can go across the ecosystem and experience what they can invest in, and they have a community of other investors that they can connect with.

We want to create that community experience where everybody can come together as an investor and support various entrepreneurs across the country and world.

WF: How do you make money?

RAFOLS: Right now, we're generating revenue from different partnerships through a CPA and CPC type models. We recently launched cost-per-registered-user charging and cost-per-click on some deals.

Some of our affiliate deals pay us a specific fee for listing every month between $2,000 and $5,000 deal. There's a bigger charge there because we do more for those companies.

We're also launching several innovative revenue streams with payment processors and affiliate partners across the financial sector.

In the future we likely plan to launch a commission and success based model with split equity and cash percentages with our partners. There are specific license requirements for those but we've already lined up partners willing to pay 50% commission for our investors.

WF: What are your Key Performance Indicators?

RAFOLS: We pay around two dollars per user. That's kind of average across the board. We use Facebook advertising, Twitter, and we have referral networks we work with like Google AdWords.

AdWords is probably our most expensive channel. We don't do too much on that yet. We're working to improve it. We're app-based, so that's the majority of our user flow. That's where our users are most affordable and we then encourage them to web from mobile.

In terms of registration rates, we average around 70 percent, and about a 15 percent to 20 percent conversion rate. It varies across all of our partner platforms and types of deals.

Some platforms convert very well, and some do not. Some deals do very well. For example, SeedInvest may not have nearly as many deals as other platforms, but they have a higher conversion rate than some larger platforms to our user-base. There are really basic things to such as, Nextseed right now has only three live deals and they do below average because most of their deals don't have videos.

Investors are very particular but especially the 25-35 audience as they require more than just numbers and some pictures, they want to see a video pitch and want to resonate with the founders.

The average investment our users invest is about $1,500. That's including accredited investors. Without credit investors, it's anything from about $300 to $600.

WF: What metric are you tracking? ^

RAFOLS: Two KPIs are the most important to us and we track to the most granular levels possible.

On the high level though that's total user accounts and active monthly users. You can't have one without the other. Those are what we're most successful at. It’s one of the reasons we were ranked in the top 100's in the App Store for Finance and able to rank there with 50k users versus other companies in the same ranking with tens of millions.

One differentiator is our users are highly engaged compared to other finance apps. Our users love coming back, using the Tinder touch swipe features, and watching deals progress. Typically, 80 percent of the users only come back to look for stuff and shop and around 20 percent might convert. But over time, these people can eventually find something they really like and invest in those companies.

WF: What was your revenue for the last three or four months? ^

RAFOLS: We just started generating revenue in the last few months. In 2016, we didn't generate any revenue. We didn't even have any partnerships. We were just trying to build something that worked and get people to believe in the industry.

We just started really scaling up users, partnerships, and integrations last month. I believe we did around $8,000 last month, and this month, I believe we're going to do $15,000. We'll aiming to double it again next month. That's just on our affiliate side. Once we have our other licenses and things in place, we expect to hit around $1.5 million in revenue.

On the affiliate side for us, we have 10 companies. We expect to double that every month. For every company, it's around $2,000 to $5,000. Next month, we'll probably have at least 20 affiliate deals. These companies are on a subscription paying month to month. They pay flat fees for that. We provide a significant amount of user flow to them, more so even to our regular partners. We expect by the end of the year to have at least fifty or sixty companies. That revenue stream alone will be significant.

WF: How do you position Newchip to be the deal aggregator of choice?

RAFOLS: There's always going to be a balance between community and platforms and there's always going to be a little bit of push and pull over who does what better. Education and community are probably the two deciding factors between 30 and 80 percent of users investing. We try to be super data-focused and not so much on a high level. The more serious financial investor can find really specific report data, financials, and things like that. We're testing that right now. It doesn't resonate that well with our non-accredited investors, but it does resonate with the acccredited investors.

We don't want to be a deal discussion forum as thats limited to platform only areas. We want to be the forum for people who've invested in six or seven companies and want to talk with other investors in the same companies connect. So if you invested in a company, you can talk to other people who have already invested in the company after it's closing.

We also show users comparable companies to ones they're investing with. It's one of our most popular features. If you like this one brewery, we'll find six other breweries and compare the valuations they raised at to help you become educated.

We'll compare the data, the investment info, and most importantly, the secondary market data. In terms of platform evolution and where we are today, there's not going to be much more of a differentiation moving forward from where it is besides more integration and increasing education. Step one is heavy integration to make it easy to invest and connect to other deals on other platforms. We'll have that data on a high level on the Newchip dashboard. After that, it's just a secondary market. Whatever the pricing is, we'll be able to track all the data across the industry and be a repository for that. That's our big set of features and that's where all of our focus would be.

We've got this platform working, we know this works, we know this provides the users and the investor referrals. What we don't want is to lose those to platforms, like if someone comes to us and then goes to Wefunder, then stays put and never comes back. We want to add some value that the platforms don't have the ability to offer or that they don't want to offer. We're all trying to do too many things at one time so we're figuring out what we can really focus on and be really good at.

I'm most excited that we're launching a new education initiative. We haven't yet seen anyone get it exactly right. We're trying to figure out a way to outsource what we can but work with serious and experienced leaders. We plan to work with education content providers and provide some kind of network where people will want to talk and work together on things. It's going to be difficult, but that covers the next two to three years in terms of product development.

On this product, we're continuing to integrate it in some community features, but really the secondary market integration is going to be the biggest change in the next year. We've been waiting to get that out there. To do that, you need tons of traffic. We need to have 150,000 to 200,000 users to even get it going. We're really focused on adding that service to platforms as, okay, great, someone invested in your deal on this platform now you can use our integration and our technology on the secondary market side. We plan to work together on it and do some kind of split commission and whatever future licenses might allow. Regardless, we see ourselves as the software solution on the backend.

WF: Who is your competition?

RAFOLS: There are two or three companies that are kind of trying to do something similar to us. But nobody has the technology background, or raised enough capital to be serious. That’s the biggest obstructions to them being true competitors. A platform could always become a broker-dealer and try to compete with us too, but I think we probably have too much value. We're never going to step on a platform area. We don't want to list deals directly nor have too much regulatory tape either. We don't have that skill set. We don't want to do that ever. We just want to work with the best platforms and help educated investors.

I think it's the same thing on the platform's end. Anyone that tries to would be biting off more than they can chew. This marketplace is already tough enough to try and find deals and investors in. It's like any ecosystem, and it's going to evolve.

We'll be a service provider that's really good at what we do. There's also room for competition. With 300 million Americans, there's always need for competition, and those competitors will help educate the market. This market won't become saturated for five to ten years. It's still really small, but growth is key.

It's comparable to regular crowdfunding. What will happen is you'll see the regular crowdfunding go down over time and company-based crowdfunding become equity crowdfunding. Indiegogo and Kickstarter have been losing market share. It’s not so much a change in the market as it is a change in interest.

The crowd's been abused sometimes, which is a little bit of a negative, but it's also a positive spin for platforms and us to bring a "better version of crowdfunding". We're not just going to show you some fancy video and say it's great, give us money. There's got to be some kind of depth to these companies and real tangible value props to the world.

WF: What other platforms do you look to as models or as examples of how not to do things?

RAFOLS: There's one called Crowd Circus that’s a European aggregator for all crowdfunding. But they have no monetary scheme. They have no search algorithms. It's just a big mess. Aggregation only works if it's for a very specific purpose. The only reason we aggregate and the only reason we will ever aggregate is to find very specialized segments and provide those to people who want them. If you just collect a bunch of data and throw it in a big box, nobody's going to care about it. Even if it's sorted by a couple of basic functions, like most funded or top trending, it’s still going to be hard for people to sort through. People want to be able to drill down into what they care about. That's the most important feature other aggregators are lacking.

It’s also about the monetization. Indiegogo and Kickstarter have gotten so big and there's so much deal flow that it's really hard for people to connect to what they want. Their search algorithm is still the same as it was several years ago a basic search box.

I can't really drill stuff down like I should be able to to find exactly what I want and to be able to put money behind it. That's a core differentiator. Their model is to get companies to bring all their users into the market and platforms do that too, but there's never been anyone trying to monetize that.

There's a lot of small deals. I expect a lot of these deals in the equity crowdfunding space to grow over time and become much larger. Platforms can't survive off $30-$50k deals, it cost too much and cost too much on the companies regulatory burden and cash wise.

We need to see some really great companies get a lot of funding and get a lot of traction for it to be a sustainable model but we are seeing that growth right now, and this is the opportunity to be a part of it.

WF: What potential hurdles worry you the most?

RAFOLS: I'm worried about partners or platforms choosing to skirt the law and or list deals without diligence. I'm worried about a "rogue" player making the industry look bad, or seeing deals listed that we think are not fundable and scams.

We often take down deals that we think are not fundable, or that we're morally opposed to. For example, we don't list "weapon" investments on our platform. We might change that in the future, but today we believe thats where we should be.

We rely on partners for a lot, and that's also our biggest weakness. Most people don't know that Amazon's an aggregator. Amazon aggregates a bunch of different stores into one place. I see that as the future of this industry too. That's a challenge, and that's a weakness, and that's a fear as there is so much uncertainty around it all.

The regulatory climate might not go the way we want to. It might grow too fast, or too slow. Additional regulatory changes are needed to increase the cap to $5M for most tech companies. The market also might get dominated by crypto, it might take over the whole market volume-wise in Reg A+ and you can't just overwhelm a market. It will make it really expensive for all of us to do advertising but we will survive and pivot if that is what it takes.

It's all looking really positive, though in my opinion. The growth is positive, the feedback is positive, the synergy with the platforms has been tremendous. The biggest concern has to be a platform going rogue, not following the law, and causing a problem for everyone else.

That's part of the value we offer. People can find deals from quality platforms when they go to Newchip. We vet our platforms to the best of our ability. We don't partner with just any platform that emails us and we are in this to protect our users. Although with that, we don't do diligence ourselves on deals. Thats always on the user/investor.

WF: How will you use the capital you raise?

RAFOLS: We plan to use the funds we raise for marketing and hiring additional engineers, and building up our team over the rest of the year.

We have a small engineering team here now, but we need to hire more. We also need to increase our marketing spending and hire in house marketers.

That's what's going to differentiate us. We want to be able to get the highest number of users in the quickest way and help partners the fastest. That's not just the venture capital model, but how we're going to help the industry.

We also plan to do what most companies forget to or are not able to do- use this capital to increase our own revenue generation. That's critically important at this stage and we plan to utilize it to help generate significant revenue.